EXHIBIT 99
MBT Financial Corp. Reports First Quarter 2007 Earnings
MONROE, Mich., April 23, 2007 — MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported net income for the first quarter of 2007 of $3.7 million, a decrease of 21.6% from the first quarter of 2006. Diluted earnings per share decreased 21.4% from $0.28 in the first quarter of 2006 to $0.22. This is unchanged from the $3.7 million and $0.22 per share earned in the fourth quarter of 2006.
H. Douglas Chaffin, President and CEO, commented, “The interest rate environment and the economic conditions in southeast Michigan continue to impact our ability to grow our assets and earnings. We have chosen to focus our efforts on improving the quality of our balance sheet, which will position the bank for better results when the economic conditions improve.”
“While many banks are beginning to experience asset quality problems, our ongoing efforts to reduce our high level of problem assets are producing results. Although non performing assets (NPAs) increased slightly from $22.5 million to $22.8 million during the first quarter, total problem assets decreased from $62.3 million to $58.7 million. Net charge offs during the quarter were 0.18%, annualized, and we increased our allowance for loan losses from 1.38% of loans at December 31, 2006 to 1.42% at March 31, 2007. In addition, we have restricted our balance sheet growth to control our net interest margin, and we have been active in our capital management by purchasing our stock while the market values for financial stocks are at low levels. We also continue to provide value to our shareholders through our quarterly dividend, which is providing an annualized return in excess of 5.5% based on the price of our stock at the end of the quarter. “
Mr. Chaffin further commented on the Company’s earnings for the quarter. “Net Interest Income decreased $1.0 million compared to the first quarter of 2006 due to the lower net interest margin and smaller amount of average earning assets. The flat yield curve put considerable pressure on our net interest margin throughout 2006, and although the balance sheet management strategies we implemented in 2006 helped improve our margin during the first quarter of 2007, it is still lower than it was a year ago. As the yield curve returns to a more normal shape, we will be able to resume asset growth at a reasonable margin. Non interest income, excluding securities transactions, increased 5.6% compared to the first quarter of 2006 and non interest expenses, net of OREO transactions, increased 6.5%.”
Total assets decreased $19.1 million (1.2%) during the quarter to $1.55 billion at March 31, 2007. Total loans decreased $9.7 million (1.0%) to $989 million during the quarter and deposits decreased $19.8 million (1.8%). Shareholders’ equity was $136.6 million, an increase of $0.5 million (0.4%) since year end.
Conference Call
MBT Financial Corp. will hold a conference call to discuss first quarter results on Tuesday, April 24, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company’s web site and available for three months following the call.
About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).
Founded in 1858, MBT is one of the largest full service community banks in Southeast Michigan, with more than $1.5 billion in assets, offering personal and business products and services, and complete credit options. MBT’s Wealth Management Group is one of the area’s largest trust departments with over $800 Million in assets under management. With 26 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT’s web site at www.MBandT.com.
Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,”

“continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	Herbert J. Lock
Chief Executive Officer	Chief Financial Officer	Investor Relations
(734) 384-8123	(734) 242-1879	(734) 242-2603
doug.chaffin@mbandt.com	john.skibski@mbandt.com	herb.lock@mbandt.com

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS — UNAUDITED

	Quarterly
	2007	2006	2006	2006	2006
(dollars in thousands except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

EARNINGS
Net interest income	$11,183	$11,165	$11,380	$11,922	$12,168
FTE Net interest income	$11,587	$11,604	$11,803	$12,369	$12,650
Provision for loan and lease losses	$750	$1,175	$7,950	$6,675	$675
Non-interest income	$3,763	$3,475	$3,723	$(1,240)	$3,584
Non-interest expense	$9,112	$8,349	$9,418	$10,052	$8,489
Net income (loss)	$3,703	$3,741	$(1,118)	$(3,576)	$4,726
Basic earnings (loss) per share	$0.22	$0.22	$(0.07)	$(0.21)	$0.28
Diluted earnings (loss) per share	$0.22	$0.22	$(0.07)	$(0.21)	$0.28
Average shares outstanding	16,686,983	16,815,634	16,872,826	16,969,365	17,111,913
Average diluted shares outstanding	16,716,685	16,837,925	16,894,504	17,000,563	17,162,737

PERFORMANCE RATIOS
Return on average assets	0.97%	0.95%	-0.28%	-0.90%	1.17%
Return on average common equity	10.92%	10.51%	-3.15%	-9.61%	12.67%

Base Margin	3.06%	2.93%	2.95%	3.08%	3.13%
FTE Adjustment	0.11%	0.12%	0.11%	0.12%	0.13%
Loan Fees	0.07%	0.09%	0.10%	0.09%	0.09%

FTE Net Interest Margin	3.24%	3.14%	3.16%	3.29%	3.35%

Efficiency ratio	58.82%	54.82%	55.94%	53.73%	52.22%
Full-time equivalent employees	429	415	416	418	416

CAPITAL
Average equity to average assets	8.91%	9.02%	8.93%	9.34%	9.27%
Book value per share	$8.21	$8.14	$8.30	$8.23	$8.76
Cash dividend per share	$0.18	$0.18	$0.18	$0.17	$0.17

ASSET QUALITY
Loan Charge-Offs	$1,088	$1,343	$12,407	$3,880	$744
Loan Recoveries	$643	$390	$497	$504	$648

Net Charge-Offs	$445	$953	$11,910	$3,376	$96

Allowance for loan and lease losses	$14,069	$13,764	$13,542	$17,502	$14,204

Nonaccrual Loans	$19,527	$19,152	$13,334	$22,132	$16,553
Loans 90 days past due	$61	$69	$99	$85	$91
Restructured loans	$572	$888	$944	$2,485	$1,847

Total non performing loans	$20,160	$20,109	$14,377	$24,702	$18,491
Other real estate owned	$2,598	$2,432	$4,873	$7,748	$8,395

Total non performing assets	$22,758	$22,541	$19,250	$32,450	$26,886
Problem Loans Still Performing	$35,918	$39,719	$43,717	$58,092	$65,697

Total Problem Assets	$58,676	$62,260	$62,967	$90,542	$92,583

Net loan charge-offs to average loans	0.18%	0.38%	4.61%	1.33%	0.04%
Allowance for losses to total loans	1.42%	1.38%	1.34%	1.71%	1.42%
Non performing assets to Gross Loans	2.30%	2.26%	1.91%	3.17%	2.68%
Non performing assets to total assets	1.47%	1.44%	1.21%	2.03%	1.66%
Allowance to non performing assets	61.82%	61.06%	70.35%	53.94%	52.83%

END OF PERIOD BALANCES
Loans and leases	$989,322	$998,998	$1,008,914	$1,024,813	$1,003,757
Total earning assets	$1,438,870	$1,451,109	$1,473,804	$1,479,252	$1,509,020
Total assets	$1,547,709	$1,566,819	$1,588,374	$1,598,665	$1,615,099
Deposits	$1,096,210	$1,116,057	$1,124,784	$1,116,030	$1,147,385
Interest Bearing Liabilities	$1,251,379	$1,257,366	$1,284,862	$1,305,280	$1,294,008
Shareholders’ equity	$136,611	$136,062	$140,017	$138,823	$149,392
Total Shares Outstanding	16,644,463	16,713,960	16,873,671	16,871,683	17,059,170

AVERAGE BALANCES
Loans and leases	$993,498	$1,001,560	$1,025,729	$1,017,097	$997,756
Total earning assets	$1,446,247	$1,467,244	$1,480,840	$1,506,062	$1,530,018
Total assets	$1,544,515	$1,565,703	$1,578,802	$1,597,107	$1,631,602
Deposits	$1,099,850	$1,112,521	$1,113,447	$1,115,672	$1,171,907
Interest Bearing Liabilities	$1,263,342	$1,280,144	$1,291,485	$1,298,117	$1,308,967
Shareholders’ equity	$137,573	$141,240	$140,954	$149,195	$151,268

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Quarter Ended March 31,
Dollars in thousands (except per share data)	2007	2006

Interest Income
Interest and fees on loans	$17,761	$17,169
Interest on investment securities—
Tax-exempt	1,009	1,157
Taxable	4,915	5,348
Interest on federal funds sold	32	54

Total interest income	23,717	23,728

Interest Expense
Interest on deposits	7,955	7,497
Interest on borrowed funds	4,579	4,063

Total interest expense	12,534	11,560

Net Interest Income	11,183	12,168
Provision For Loan Losses	750	675

Net Interest Income After
Provision For Loan Losses	10,433	11,493

Other Income
Income from trust services	1,067	1,062
Service charges and other fees	1,525	1,464
Net gain (loss) on sales of securities	—	20
Origination fees on mortgage loans sold	183	141
Bank Owned Life Insurance income	296	283
Other	692	614

Total other income	3,763	3,584

Other Expenses
Salaries and employee benefits	5,449	5,178
Occupancy expense	880	767
Equipment expense	845	798
Marketing expense	252	372
Professional fees	370	328
Net (gain) loss on other real estate owned	18	(50)
Other	1,298	1,096

Total other expenses	9,112	8,489

Income (Loss) Before Income Taxes	5,084	6,588
Income Tax Expense (Benefit)	1,381	1,862

Net Income (Loss)	$3,703	$4,726

Basic Earnings (Loss) Per Common Share	$0.22	$0.28

Diluted Earnings (Loss) Per Common Share	$0.22	$0.28

Dividends Declared Per Common Share	$0.18	$0.17

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31,	March 31, 2006
Dollars in thousands	(Unaudited)	2006	(Unaudited)

Assets
Cash and Cash Equivalents
Cash and due from banks	$25,425	$27,903	$25,182
Federal funds sold	—	—	—

Total cash and cash equivalents	25,425	27,903	25,182

Securities — Held to Maturity	53,203	64,938	67,431
Securities — Available for Sale	383,259	374,087	424,611
Federal Home Loan Bank stock — at cost	13,086	13,086	13,221
Loans held for sale	908	721	377
Loans — Net	974,345	984,513	989,176
Accrued interest receivable and other assets	23,870	27,961	30,416
Bank Owned Life Insurance	39,927	39,631	36,354
Premises and Equipment — Net	33,686	33,979	28,331

Total assets	$1,547,709	$1,566,819	$1,615,099

Liabilities
Deposits:
Non-interest bearing	$143,831	$158,688	$160,177
Interest-bearing	952,379	957,369	987,208

Total deposits	1,096,210	1,116,057	1,147,385

Federal Home Loan Bank advances	256,500	256,500	256,500
Federal funds purchased	2,500	3,500	15,300
Repurchase agreements	40,000	40,000	35,000
Interest payable and other liabilities	15,888	14,700	11,522

Total liabilities	1,411,098	1,430,757	1,465,707

Shareholders’ Equity
Common stock (no par value)	—	—	—
Additional paid-in capital	6,209	6,979	12,134
Retained Earnings	134,868	134,162	144,030
Accumulated other comprehensive income	(4,466)	(5,079)	(6,772)

Total shareholders’ equity	136,611	136,062	149,392

Total liabilities and shareholders’ equity	$1,547,709	$1,566,819	$1,615,099